RSM US LLP

80 City Square
Boston, MA 02129

T +1 617 912 9000
F +1 617 912 9001

www.rsmus.com

June 15, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Five Star Senior Living Inc.'s statements included under Item 4.01 of its Form 8-K filed on June 15, 2021 and we agree with such statements concerning our firm.

RSM US LLP